SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2001 (January 9, 2001)

Commission file number 33-37809 - NY

CASTLE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada 77-0121957

(State of incorporation) (I.R.S. Employer I.D. Number)

45 Church Street, Freeport, New York 11520 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (516) 868-2000

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Item 5. OTHER EVENT AND REGULATION FD DISCLOSURE

In connection with the settlement of a class action claim against certain Nasdaq market makers in December 2000, the Registrant's wholly owned subsidiary Castle Securities Corp. received

$ 581,674 on January 9, 2001 in settlement of certain of its past principal transactions and $ 528,132 on January 16, 2001 in fees for assisting in the processing of certain customer claims.

After deducting related expenses and income taxes, the Registrant estimates net income from the settlement at approximately $750,000, or $.11 per share. This income will be reflected in the Registrant's Form 10-QSB for the quarterly period ended December 31, 2000.

After reflecting the estimated net income from the settlement and the estimated loss from other operations in the three months ended December 31, 2000, the Registrant estimates stockholders' equity at December 31, 2000 at approximately $ 1,050,000, or $ .15 per share.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE HOLDING CORP.

January 19, 2001 ________________________

George R . Hebert

President

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